SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – December 22, 2006

MELLON FINANCIAL CORPORATION

(Exact name of registrant as specified in charter)

Pennsylvania	1-7410	25-1233834
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Mellon Center 500 Grant Street Pittsburgh, Pennsylvania (Address of principal executive offices)	15258 (Zip code)

Registrant’s telephone number, including area code – (412) 234-5000

(Former name or former address, if changed since last report)

N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On December 22, 2006, each of Messrs. Robert P. Kelly, Chairman, President and Chief Executive Officer of Mellon Financial Corporation (the “Corporation”), Steven G. Elliott, Senior Vice Chairman of the Corporation and Ronald P. O’Hanley, Vice Chairman of the Corporation (each an “Executive”) and the Corporation entered into amendments to their Change in Control Severance Agreements, employment letter agreements (in the case of Messrs. Kelly and O’Hanley) and employment agreements (in the case of Mr. Elliott) and various equity award agreements.

In the case of Messrs. Kelly and O’Hanley, the amendments to their Change in Control Severance Agreements (i) eliminate the Executive’s ability to receive severance benefits by voluntarily terminating employment for any reason during the 13th month following a “Change in Control” based upon the transaction (the “Transaction”) contemplated by the Agreement and Plan of Merger by and between the Corporation and The Bank of New York Company, Inc., dated as of December 3, 2006 (the “Merger Agreement”), as previously filed on Form 8-K dated December 7, 2006 (File No. 001-07410); and (ii) modify the “Good Reason” definitions within the agreements to accommodate and permit changes in each Executive’s initial position following the Transaction and, in the case of Mr. Kelly, future positions as contemplated by the Merger Agreement. The Executives would remain eligible to receive severance benefits if their employment is terminated under certain circumstances within three years following a Change in Control based upon the Transaction or other change in control. The amendments to the Change in Control Severance Agreements for Messrs. Kelly and O’Hanley also include changes necessary for compliance with Internal Revenue Code Section 409A. In the case of Mr. Elliott, his Change in Control Severance Agreement with the Corporation was amended to provide that it is terminated solely with respect to the Transaction. The approximate values of the potential severance eliminated by these amendments assuming the Executives are not terminated under circumstances providing for severance under the amended agreements (based on the formula in the Change in Control Severance Agreements, which is three times the Executive’s highest rate of base pay in the last 12 months plus three times the highest bonus paid (or estimated to be paid) to the Executive in the last three years, including for these purposes calendar year 2006) are $14,600,000, $8,100,000 and $12,200,000, for Messrs. Kelly, Elliott and O’Hanley, respectively.

In addition, the Executives and the Corporation have each entered into conforming amendments to their employment letter agreements (in the case of Messrs. Kelly and O’Hanley) and employment agreement (in the case of Mr. Elliott), under which the “constructive discharge” provisions were amended to accommodate and permit changes in each Executive’s initial position following the Transaction (and in the case of Mr. Kelly future positions as contemplated by the Merger Agreement). In addition, the employment letter agreement for Mr. Kelly and the employment agreement for Mr. Elliott were amended to make certain changes necessary for compliance with Internal Revenue Code Section 409A. Also, Mr. Kelly’s employment letter agreement was amended to eliminate the automatic vesting of supplemental retirement benefits that would otherwise occur upon a Change in Control based upon the Transaction, and to provide for vesting of such amounts upon his termination of employment other than for cause or by constructive discharge. The approximate value of the supplemental retirement benefit vesting for Mr. Kelly that was eliminated in connection with the Transaction by this amendment (based on the formula in Mr. Kelly’s employment letter agreement assuming an April 1, 2007 vesting date under the pre-amendment letter agreement and no termination event under the letter agreement as amended) is $5,500,000. In addition, the employment agreement for Mr. Elliott was amended to provide that, for purposes of calculating supplemental retirement benefits, base salary paid and bonus award earned will be based upon the higher of (i) the highest amount paid for the final three full calendar years of Mr. Elliott’s employment or (ii) the average of the highest such amounts within any three full calendar years of the final five full calendar years of his employment.

The Executives have also agreed with the Corporation to eliminate the automatic vesting of stock options and restricted stock, including performance-based restricted stock awards, upon a Change in Control based upon the Transaction, and to defer receipt of certain performance share awards that would otherwise become payable in connection with the Transaction. The amendments also provide that the above-referenced stock options and restricted stock awards (including performance share awards) would vest upon a termination without cause or for good reason within the three year period following the occurrence of the Change in Control based upon the Transaction and, in the case of Mr. Elliott, his retirement with the consent of the Corporation during that period. The approximate values of the unvested equity awards described above which, but for the amendments, would otherwise vest in connection with the Transaction are $13,500,000, $14,600,000 and $4,000,000, for Messrs. Kelly, Elliott and O’Hanley, respectively. These awards will remain outstanding and continue to vest in accordance with their terms other than those amended as described above.

The amendments that were executed by the Executives do not amend any benefits that would become vested or payable in connection with a change in control other than a Change in Control based upon the Transaction.

The Corporation has agreed to recommend to the Compensation and Management Succession Committee of the Corporation’s Board of Directors at its meeting in February 2007 additional equity awards, in the form of stock options and/or restricted stock, to Messrs. Elliott and O’Hanley, valued at $1,753,000 in the case of Mr. Elliott and $831,600 in the case of Mr. O’Hanley. These awards are intended for retention purposes and to help mitigate the loss of the economic value of the immediate vesting being waived (as described above). In the case of Mr. Elliott, the awards would vest upon the third anniversary of the closing of the Transaction or, if earlier, upon his termination of employment after closing of the Transaction by reason of death, disability, resignation for good reason or termination other than for cause or upon his retirement with the consent of The Bank of New York Mellon Corporation, the entity contemplated to survive in the Transaction under the Merger Agreement (“Newco”). In the case of Mr. O’Hanley, the awards would vest upon the third anniversary of the closing of the Transaction or, if earlier, upon his termination of employment after closing of the Transaction by reason of death, disability, resignation for good reason or termination other than for cause.

In addition, at the organizational meeting of the Human Resources and Compensation Committee of Newco, there will be proposed an equity incentive award for Mr. O’Hanley in an amount equal to 1.5 times his base salary and 2006 bonus, or target amount, if greater. The amount of this equity incentive award is currently estimated to be $6,075,000. The award by Newco would be designed to vest upon the third anniversary of the closing of the Transaction or, if earlier, upon his termination of employment after closing of the Transaction by reason of death, disability, resignation for good reason or termination other than for cause. Also, the award by Newco for Mr. O’Hanley would be subject to conditions relating to non-solicitation of Newco customers and employees following a termination of employment and would require advance notice to Newco of any voluntary termination of employment that would occur within a specified period following the closing of the Transaction, and any failure to comply with such conditions would require repayment of the award to Newco. At the organizational meeting of the Human Resources and Compensation Committee of Newco, a stock option award will be proposed for Mr. Elliott in an amount between $4,000,000 and $6,000,000, which would be designed to vest ratably over three years, subject to earlier vesting in the event of a termination by Newco without cause, by constructive discharge or upon his retirement with the consent of Newco, and be exercisable for the entire term. In addition, Mr. Elliott’s base salary will be at least equal to his 2006 base salary for the lesser of 36 months or the term of his employment and it will be proposed that Mr. Elliott’s future bonus awards correspond to the following matrix: 200% target, 300% strong and 400% outstanding and that his long-term incentive awards be in an amount equal to that of similarly situated Newco executives and take into account his anticipated 18 month tenure as a member of the Board of Directors of Newco and that future long-term incentive awards would be designed to become fully vested upon any termination by Newco without cause, by constructive discharge or upon retirement with the consent of Newco, and be exercisable for the entire term in the case of stock options.

The benefits described in the preceding paragraph for Messrs. O’Hanley and Elliott would be in addition to the base salary, bonus and other incentive compensation that may be awarded to them by Newco under its annual and long-term incentive compensation plans. The matters described in this report for Mr. Kelly would be in addition to the base salary, bonus and other incentive compensation that may be awarded to him by Newco under its annual and long-term incentive compensation plans.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information presented herein may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current beliefs and expectations and are subject to significant risks and uncertainties. The following risks, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the businesses of The Bank of New York Company, Inc. and Mellon Financial Corporation may not be integrated successfully or the integration may be more difficult, time-consuming or costly than expected; (2) the combined company may not realize, to the extent or at the time we expect, revenue synergies and cost savings from the transaction; (3) revenues following the transaction may be lower than expected as a result of losses of customers or other reasons; (4) deposit attrition, operating costs, customer loss and business disruption following the transaction, including difficulties in maintaining relationships with employees, may be greater than expected; (5) governmental approvals of the transaction may not be obtained on the proposed terms or expected timeframe; (6) The Bank of New York Company, Inc.’s or Mellon Financial Corporation’s shareholders may fail to approve the transaction; (7) a weakening of the economies in which the combined company will conduct operations may adversely affect our operating results; (8) the U.S. and foreign legal and regulatory framework could adversely affect the operating results of the combined company; and (9) fluctuations in interests rates, currency exchange rates and securities prices may adversely affect the operating results of the combined company. Additional factors that could cause The Bank of New York Company, Inc.’s and Mellon Financial Corporation’s results to differ materially from those described in the forward-looking statements can be found in The Bank of New York Company, Inc.’s and Mellon Financial Corporation’s reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission and available at the SEC’s Internet site (http://www.sec.gov).

ADDITIONAL INFORMATION

The proposed transaction between The Bank of New York Company, Inc. and Mellon Financial Corporation will be submitted to The Bank of New York Company, Inc.’s and Mellon Financial Corporation’s shareholders for their consideration. Shareholders are urged to read the joint proxy statement/prospectus regarding the proposed transaction between The Bank of New York Company, Inc. and Mellon Financial Corporation because it will contain important information. Shareholders will be able to obtain a free copy of the joint proxy statement/prospectus, as well as other filings containing information about The Bank of New York Company, Inc. and Mellon Financial Corporation, without charge, at the SEC's Internet site (http://www.sec.gov). Copies of the joint proxy statement/prospectus and other SEC filings that will be incorporated by reference in the joint proxy statement/prospectus will also be available, without charge, from Mellon Financial Corporation, Secretary of Mellon Financial Corporation, One Mellon Center, Pittsburgh, Pennsylvania 15258-0001 (800-205-7699), or from The Bank of New York Company, Inc., Investor Relations, One Wall Street, 31st Floor, New York, New York 10286 (212-635-1578).

The respective directors and executive officers of The Bank of New York Company, Inc. and Mellon Financial Corporation and other persons may be deemed to be participants in the solicitation of proxies from the shareholders of Mellon Financial Corporation and/or The Bank of New York Company, Inc. in respect of the proposed transaction. Information about the directors and executive officers of Mellon Financial Corporation is set forth in the proxy statement for Mellon Financial Corporation’s 2006 annual meeting of shareholders, as filed with the SEC on March 15, 2006. Information about the directors and executive officers of The Bank of New York Company, Inc. is set forth in the proxy statement for The Bank of New York Company, Inc.’s 2006 annual meeting of shareholders, as filed with the SEC on March 24, 2006. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus when it becomes available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 29, 2006	MELLON FINANCIAL CORPORATION

	By:	/s/ Michael A. Bryson
Michael A. Bryson Chief Financial Officer